UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

MYRIAD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Chipeta Way

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

First Amendment to Loan and Security Agreement

On December 18, 2009, Myriad Pharmaceuticals, Inc. (“MPI”) and MPI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of MPI (“MPI Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Javelin Pharmaceuticals, Inc. (“Javelin”), and a representative of the stockholders of Javelin, pursuant to which MPI Merger Sub will be merged with and into Javelin (the “Merger”), with Javelin continuing after the Merger as the surviving corporation and a wholly owned subsidiary of MPI. Concurrently and in connection with the execution of the Merger Agreement, MPI, Javelin and Innovative Drug Delivery Systems, Inc., a Delaware corporation and a wholly owned subsidiary of Javelin (“IDDS”), entered into a Loan and Security Agreement (the “Loan Agreement”), pursuant to which MPI agreed to loan Javelin up to $6.0 million to fund Javelin’s operations prior to the closing of the Merger. On March 10, 2010, MPI, Javelin and IDDS entered into the First Amendment to the Loan Agreement (the “Amendment”), pursuant to which the amount available to Javelin was increased by $2.5 million (the “Additional Funds”), $2.0 million of which can be accessed by Javelin after March 31, 2010 and up to $500,000 of which may only be used by Javelin to fund certain specified commercial initiatives and activities with respect to Dyloject. Any Additional Funds advanced are subject to the same terms and repayment obligations as other loans advanced under the Loan Agreement, provided, however, that any Additional Funds used for the specified Dyloject commercial initiatives and activities are only repayable if the Merger Agreement is terminated under certain circumstances.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit No.	Description

10.1	First Amendment, dated March 10, 2010, to the Loan and Security Agreement, dated as of December 18, 2009, by and among Myriad Pharmaceuticals, Inc., Javelin Pharmaceuticals, Inc., and Innovative Drug Delivery Systems, Inc.

IMPORTANT ADDITIONAL INFORMATION AVAILABLE

In connection with the proposed merger of MPI and Javelin, on February 12, 2010, MPI filed with the SEC a registration statement on Form S-4 (File No. 333-164890) (the “S-4”). A preliminary joint proxy statement/prospectus of MPI and Javelin was included in the S-4 and copies of the final joint proxy statement/prospectus will be mailed to shareholders prior to special meetings of shareholders to be held to vote on the proposed merger and other proposals. Investors and security holders are urged to read the S-4 and the joint proxy statement/prospectus (including all amendments and supplements thereto) and the other relevant material because they contain important information about MPI, Javelin and the proposed transaction. The S-4, joint proxy statement/prospectus and other relevant materials, and any and all documents filed by MPI with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by MPI by directing a written request to Myriad Pharmaceuticals, Inc., 305 Chipeta Way, Salt Lake City, UT 84108, Attention: Secretary. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

MPI, Javelin and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of MPI and Javelin in connection with the proposed merger. Information about the executive officers and directors of MPI and their ownership of MPI common stock is set forth in MPI’s annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 8, 2010. Certain directors and executive officers of Javelin may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the merger. If and to the extent that any of the MPI or Javelin participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the final joint proxy statement/prospectus relating to the merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of MPI, Javelin and their respective executive officers and directors in the merger by reading the final joint proxy statement/prospectus regarding the merger when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD PHARMACEUTICALS, INC.

Dated: March 10, 2010	/S/ ADRIAN N. HOBDEN
Adrian N. Hobden, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment, dated March 10, 2010, to the Loan and Security Agreement, dated as of December 18, 2009, by and among Myriad Pharmaceuticals, Inc., Javelin Pharmaceuticals, Inc., and Innovative Drug Delivery Systems, Inc.

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